UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 25, 2010
Avatar Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-07395	23-1739078
(Commission File Number)	(I.R.S. Employer Identification No.)

201 Alhambra Circle, Coral Gables, Florida	33134
(Address of Principal Executive Offices)	(Zip Code)
(305) 442-7000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01. Entry into a Material Definitive Agreement.
     On October 25, 2010, Avatar Holdings Inc. (“Avatar”) and its wholly-owned subsidiary, Avatar Properties Inc., as the purchaser, entered into an agreement with Terra West Communities LLC, JEN JCH, LLC, Joseph Carl Mulac III, Stephen Adams, and Sun Terra Communities, LLC, collectively as the sellers, and JEN Partners LLC, solely for the limited purposes set forth therein, to acquire a portfolio of real estate assets in key geographic retirement areas in Arizona and Florida (the “JEN Transaction”).
     The assets and properties acquired in the JEN Transaction include:
•	Arizona properties:
o	Joseph Carl Homes, LLC – the Phoenix-based private home builder and the developer of CantaMia, and single family homes.

o	CantaMia – a 1781 unit premier active adult community located in the Estrella Mountain Ranch Master Plan Community in Goodyear, Arizona.
•	Florida properties:
o	Sharpe properties – 445 acres located in Orange County, comprised of 839 partially developed lots, a multifamily tract, and a two-acre commercial site.
     The total consideration for the JEN transaction was approximately $62 million, consisting of:
•	$30 million in cash;

•	approximately $20 million in restricted common stock subject to a two-year lock up agreement;

•	$12 million of promissory notes divided equally into two $6 million promissory notes issued by Avatar Properties Inc., each payable jointly to JEN I, L.P. and JEN Residential LP. Each promissory note bears interest at a rate of six percent (6%) per annum, one with a one-year maturity and the second with a two-year maturity. Each promissory note is guaranteed by Avatar pursuant to a guaranty dated October 25, 2010. Avatar Properties Inc. may, from time to time, make one or more voluntary prepayments, in whole or in part, of the outstanding principal amounts under the promissory notes. The events of default under the promissory notes are customary.
In addition, the agreement provides for an earn-out of up to $8 million in common stock, subject to the achievement of certain agreed upon metrics related to the CantaMia projects by December 31, 2014.
     On October 25, 2010, Avatar issued a press release announcing the JEN Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.
     Avatar completed the JEN Transaction on October 25, 2010. The information contained in Item 1.01 above is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     In connection with the JEN Transaction, on October 25, 2010, Avatar issued 1,050,572 shares of common stock, and agreed to issue up to an additional 420,168 shares of its common stock, subject to the achievement of certain agreed upon metrics related to the CantaMia projects by December 31, 2014.
     Avatar is relying on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of the shares of common stock, which exemption Avatar believes is available because the securities were not offered pursuant to a general solicitation and the status of the holders of the shares of common stock as “accredited investors” as defined in Regulation D under the Securities Act.
Item 5.02. Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Directors
     On October 25, 2010, in connection with the JEN Transaction, two members of JEN Partners LLC, Reuben Leibowitz and Allen Anderson, were appointed to the Avatar Board of Directors. Mr. Leibowitz and Mr. Anderson each has more than 30 years of experience in building and growing real estate companies and successfully managing through various real estate market cycles.
Appointment of Officer
     On October 25, 2010, in connection with the JEN Transaction, Avatar appointed Joseph Carl Mulac III Executive Vice President of Avatar and President of Avatar Properties Inc.
     Mr. Mulac, 49, served as the Chief Executive Officer of Joseph Carl Homes, LLC from April 2009 until its acquisition by Avatar, as described above. From March 2003 to April 2009, Mr. Mulac served in officer positions with Tousa, Inc., a leading homebuilder and financial services company operating throughout four geographic regions: Florida, Mid-Atlantic, Texas, and the West; most recently in the position of Group President West Region.

     Mr. Mulac entered into an employment agreement with Avatar and Avatar Properties Inc. (the “Employment Agreement”) dated as of October 25, 2010. Pursuant to the Employment Agreement, the initial term of Mr. Mulac’s employment commences on October 25, 2010, and ends on December 31, 2012. Mr. Mulac’s employment will automatically renew on January 1 of each subsequent year for additional one-year terms and the term of employment will continue until Avatar or Mr. Mulac provides written notice of non-renewal at least 90 days prior to the expiration of the term. Mr. Mulac’s employment may also be terminated pursuant to customary termination provisions set forth in the Employment Agreement.
     Pursuant to the Employment Agreement, Mr. Mulac will receive an annual base salary of $300,000. Mr. Mulac is also eligible to receive an annual target bonus that will be targeted at 100% of the base salary. The annual target bonus amount is dependent upon the level of performance targets achieved by Avatar (which determines 75% of the bonus) and subjective performance goals (which determines 25% of the bonus) established by the compensation committee of the Board of Directors and approved by the Board of Directors. For calendar year 2010, Mr. Mulac is guaranteed a bonus of $150,000. On the commencement of his employment, Mr. Mulac will be granted an award of 180,000 restricted shares of common stock of Avatar. In general, of the 180,000 restricted shares awarded, (i) 36,000 shares (the “time based award”) vest incrementally over a time period ending December 31, 2014, and (ii) up to 144,000 shares (the “performance based award”) vest depending on Avatar’s stock being at least equal to specified hurdle prices (ranging from $25 to $40) for 20 trading days out of any consecutive 30-day period of time at dates through December 31, 2015, in each case subject to Mr. Mulac’s continued employment.
     In the event that (i) Avatar terminates Mr. Mulac’s employment without Cause (as such term is defined in the Employment Agreement) or (ii) Mr. Mulac terminates his employment for Good Reason (as defined in the Employment Agreement), Mr. Mulac will receive (A) accrued and unpaid base salary and vacation earned through the date of termination; (B) provided Mr. Mulac executes a general release of all claims against Avatar, (x) the greater of an amount equal to his annual base salary or an amount equal to the base salary that he would have been paid from the date of termination through the end of the then-applicable employment term) and (y) continued coverage under the benefit plans until the end of the then-applicable employment term (or, if longer, for 12 months); and (C) (i) a number of the time based award shares that will vest as of the date of termination based on the number of shares that would have vested during that year and the number of days Mr. Mulac worked that year; and (ii) performance based award shares that would have vested on December 31 of the year in which his termination occurs (because some or all of the applicable provisions of the Employment Agreement were satisfied before the date of such termination).
     The Employment Agreement also includes provisions relating to non-compete, non-solicitation, confidentiality and compliance with Sections 409A of the Internal Revenue Code of 1986, as amended. In addition, pursuant to the terms of the Employment Agreement, upon the occurrence of a Change of Control (as defined in Avatar’s Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement), as amended) during the term or within 120 days following the termination of Mr. Mulac’s employment for any reason, other than a termination by Avatar for Cause or by Mr. Mulac without Good Reason, (i) the time based award will vest in full as of the date of the Change in Control, and (ii) the performance based award will vest as of the date of the Change in Control, but only to the extent the applicable provisions of the Employment Agreement were satisfied prior to, or in conjunction with, the Change in Control.
Retirement of Officer
     Michael Levy, currently Executive Vice President of Avatar Properties Inc. and a named Executive Officer of Avatar, will retire from his positions with Avatar and its subsidiaries upon the expiration of his Employment Agreement with Avatar on December 31, 2010.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 25, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2010	Avatar Holdings Inc.

/s/ Juanita I. Kerrigan Name: Juanita I. Kerrigan
Title: Vice President and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated October 25, 2010.

7